As filed with the Securities and Exchange Commission on January 22, 1997 REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

Form S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

MERCHANTS BANCSHARES, INC.
(Exact name of registrant as specified in charter)

        Delaware			            03-0287342
(State of Incorporation)       (IRS Employer Identification Number)

164 College Street                        State Street Bank and Trust Company
Burlington, Vermont  05401                Boston EquiServe, Agent for Service
(Address of principal executive offices)  For Merchants Bancshares, Inc.
Dividend Reinvestment Plan                 Registrant's telephone number:
P.O. Box 8200                            (802) 658-3400   Boston, MA  02266-8200
(800) 426-5523
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:
Janet P. Spitler
Merchants Bank
275 Kennedy Drive
South Burlington VT  05603

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check _X_.

CALCULATION OF REGISTRATION FEE
						                       Proposed  	Proposed
Title of					                 maximum	   maximum
Securities		       	Amount   	offering	 aggregate     	Amount of
To be		  	         	to be     	price 	 	offering     	Registration
Registered			    registered	 per share* 	price*          	fee

Common Stock,    	300,000 	   $18.50   	$5,500,000	    $1,790.32
$0.01 par value
per share
 ----------------
* This estimate is made pursuant to rule 457(h) solely for the purpose of determining the registration fee.  It is not known how many shares will be purchased under the plan or at what price such shares will be purchased.
The above calculation is based on the offering of 300,000 shares at a purchase price of $18.50 per share, which purchase price is the average of the high ($18.50) and low ($18.50) prices of the Registrant's Common Stock as reported on the Nasdaq National Market on January 16, 1997.




MERCHANTS
BANCSHARES, INC.




DIVIDEND REINVESTMENT

AND

STOCK PURCHASE PLAN






TABLE OF CONTENTS


PAGE

Available Information 		2
Incorporation of Certain Documents
    By Reference	       2
Introduction					       3
Description of The Plan 3
     Purpose					       3
     Administration					3
     Advantages						   3
     Eligibility	       4
     Participation Options  5
     Purchases							   6
     Optional Cash Purchases 7
     Reports to Participants	 7
     Dividends			       8
     Certificates for Shares  8
     Termination of Participation		9
     Taxes								     10
     Other Information	10
Use of Proceeds			    	13
Description of Common Stock		13
Indemnification								13
Interest of Experts and Counsel  	14










PROSPECTUS

	MERCHANTS BANCSHARES, INC.
	164 College Street
	Burlington, Vermont 05401
      ----------------------------------------------------------------
	DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
      ----------------------------------------------------------------

     This Prospectus relates to 500,000 shares of the authorized but unissued $0.01 par value Common Stock of Merchants Bancshares, Inc. (the "Corporation") set aside for the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     The Plan provides holders of record of the Corporation's Common Stock with a simple and convenient method of reinvesting cash dividends and optional cash payments in shares of the Corporation's Common Stock at a price substantially equivalent to the fair market value thereof on the date of purchase. A participant in the Plan (a "Participant") may obtain shares of the Corporation's Common Stock by reinvesting all or a portion of cash dividends on shares of the Corporation's Common Stock, and making optional cash payments of not less than $25 nor more than $2,500 for each calendar quarter whether or not dividends are being reinvested.

It is suggested that this Prospectus be retained for future reference.

-------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 21, 1997.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MERCHANTS BANCSHARES, INC.



	AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements and the proxy requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information filed by the Corporation with the Commission, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the following regional offices of the commission:
Northwest Atrium Center, 500 West madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300,
New York, New York 10048. Copies of material on file with the Commission may be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains an internet site (http://www.sec.gov) that contains information regarding the Corporation's electronic filings with the Commission.

This Prospectus does not contain all information set forth in the Registration Statement of which it is a part and the exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated by reference in this Prospectus:

     (1) The Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

     (2) The Corporation's Quarterly Reports on Form 10-Q filed since December 31, 1995.

     (3) The Corporation's Current Reports on Form 8-K, filed since December 31, 1995.

     (4) Description of the Corporation's common stock contained in its Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation with the Commission, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. In the event that any statement contained herein or contained in a document incorporated herein by reference is modified or superseded by a statement in any later filed document, then the statement as originally made shall be incorporated herein by reference as so modified or superseded.


     The Corporation will provide without charge to any person to whom this Prospectus is delivered a copy of any of the documents incorporated herein by reference (except certain exhibits to such documents), upon request to:

Secretary
Merchants Bancshares, Inc.
164 College Street
Burlington, VT 05401
802-658-3400

INTRODUCTION
     The Corporation was organized under the laws of the state of Vermont in 1983, and reincorporated under the laws of the State of Delaware in 1987, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The principal business of the Corporation is to oversee the operations of its subsidiary, The Merchants Bank, Burlington, Vermont.

     The principal office of the Corporation is located at 164 College Street, Burlington, Vermont 05401, and its telephone number is 802-658-3400.

DESCRIPTION OF THE PLAN
     The provisions of the Plan are explained below in question and answer format. Holders of the Corporation's Common Stock who do not wish to participate in the Plan will receive dividends, as declared, by check.

Purpose
     1)  What is the purpose of the Plan?
     The purpose of the Plan is to provide holders of record of the Corporation's Common Stock with a convenient and economical way of investing their cash dividends and optional cash payments in additional shares of the Corporation's Common stock without payment of any service charge.

Administration
     2)  Who administers and interprets the Plan for Participants?
     State Street Bank and Trust Company (Boston EquiServe, Servicing Agent) will administer and interpret the Plan for Participants, keep the records, send statements of account to Participants and perform other duties relating to the Plan.

     3)  Who is Agent for the Plan?
     State Street Bank and Trust Company (Boston EquiServe, Servicing Agent), will act as Agent and will purchase shares for Plan participants.

Advantages
     4)  What are the advantages of the Plan?

     a. A Participant's funds will be fully invested because the Plan permits fractional shares to be credited to a Participant's account. Dividends on such fractions, as well as on full shares, will automatically be reinvested in additional shares and such shares will be credited to a Participant's account on a quarterly basis.
     b. Participants avoid the risk of theft, loss or accidental destruction of certificates for shares credited to their Plan accounts. Participants may also deposit other certificates which they hold in the Corporation, for safekeeping in their Plan accounts.

     c. A statement of account will be mailed to a Participant soon after each cash dividend is paid to provide simplified record keeping.

     d. The cost of purchasing shares acquired through the Plan should be less than it would be were the shares purchased independently. Funds of Plan Participants will be pooled by the Agent, and shares will be purchased either from authorized but unissued stock of the Corporation or on the basis of a negotiated sale on the open market. If shares are purchased directly from the Corporation, there will be no brokerage charges, and if shares are purchased on the open market, Participants will pay their pro rata share of the brokerage costs. No service fees will be paid by Participants in connec-tion with purchases under the Plan.

Eligibility
     5)  Who is eligible to participate?
    Any record holder of shares of the Corporation's common stock is eligible to participate, and may become a member of the Plan at any time.

     6)  How does an eligible shareholder participate?
     An eligible shareholder may join the Plan at any time by completing an Authorization Form and returning it to the Agent. Where stock is registered in more than one name (i.e., joint tenants), all registered holders must sign. An Authorization Form is enclosed with this Prospectus. Additional forms may be obtained at any time by writing to:

State Street Bank & Trust Company
Boston EquiServe, Servicing Agent
For Merchants Bancshares, Inc.
Dividend Reinvestment Plan
P.O. Box 8200
Boston, MA 02266-8200
(800) 426-5523

Participation Options
     7)  What are an eligible shareholder's investment options under the Plan?

     By marking the appropriate box on the Authorization Form, a shareholder may choose among the following investment alternatives:

     a) "FULL DIVIDEND REINVESTMENT" directs the Corporation to invest in accordance with the Plan all cash dividends on all of the shares then or subsequently registered in the shareholder's name, and also permits optional cash payments of not less than $25 each payment up to a total of $2,500 per quarter, for the purchase of additional shares in accordance with the Plan.

     b) "PARTIAL DIVIDEND REINVESTMENT" directs the Corporation to invest in accordance with the Plan only the dollar amount of cash dividends on shares registered in the shareholder's name which is indicated in the appropriate space on the Authorization Form, and also permits optional cash payments of not less than $25 each payment up to a total of $2,500 per quarter for the purchase of additional shares in accordance with the Plan;
     c) "OPTIONAL CASH PAYMENTS ONLY" permits a shareholder to make optional cash payments of not less than $25 each payment up to a total of $2,500 per quarter for the purchase of additional shares in accordance with the Plan, without reinvesting dividends on shares already held.

     A Participant may select either of the dividend reinvestment options or the optional cash payment alternative. In all cases, such dividends on shares held for a Participant's account under the Plan will be reinvested in accordance with the Plan, including dividends on shares purchased with optional cash payments.

     8) How may a Participant change options or the dollar amount of cash dividends to be reinvested under the Plan?

     A Participant may change investment options or the dollar amount of cash dividends to be reinvested at any time by requesting a new Authorization
Form and returning it to the Agent at the address set forth in answer to Question 6. If an Authorization Form changing the reinvestment option or the dollar amount of cash dividends to be reinvested is received before the record date for payment of a dividend, the change will be effected on that dividend payment date. If it is received after the record date for payment of a dividend, the change will be put into effect on the following dividend payment date.

Purchases

     9)  How and from what sources will shares be purchased under the Plan?

     On each dividend payment date, the Corporation will pay to the Agent funds equal to all Plan Participants' dividends to be reinvested, plus any optional cash payments submitted for investment by Plan Participants. The Agent will apply these funds to the purchase of shares of the Corporation's Common Stock for the accounts of Plan Participants. In purchasing such shares, the Agent may commingle a Participant's funds with those of other Plan Participants.


     There are two sources from which Common Stock may be purchased for Plan
Participants:

     a. the directors of the Corporation have the right to direct the Agent to make purchases from authorized but unissued shares of the Corporation's Common Stock.

     b. Purchases may also be made in the NASDAQ over-the-counter market or through negotiated transactions.

     10.  At what price will shares be purchased under Plan?

     If the Agent is directed to purchase shares from the Corporation's authorized but unissued Common Stock, the price shall be the average of the closing bid and asked prices as quoted by the National Association of Securities Dealers Automated Quotations System (NASDAQ) for the last five trading days preceding the investment date.

     If the shares are purchased in the NASDAQ over-the-counter market, or through negotiated transactions, such purchases may be made on such terms as to price, delivery and otherwise as the Agent may determine to be in the best interests of the Plan Participants. The price at which the Agent shall be deemed to have acquired shares for a Participant's account shall be the average price, including all costs of purchasings, of all shares acquired with the funds forwarded to the Agent by the Corporation on that quarterly dividend payment date.

     Purchases will be allocated to each Participant's account in thousandths of a share.

Optional Cash Purchases

     11)  How does the cash payment option work?

     An optional cash payment received from a Participant on or prior to the fifth business day preceding a dividend payment date will be applied to the purchase of additional shares of common stock as of that dividend payment date. Optional cash payments received after the fifth day preceding the dividend payment date will be held by the Agent until the next dividend payment date. NO INTEREST WILL BE PAID BY THE CORPORATION OR THE AGENT ON OPTIONAL CASH PAYMENTS HELD BY THE CORPORATION OR THE AGENT PENDING INVESTMENT.

     Consequently, Participants are urged to make optional cash payments shortly before a quarterly dividend payment date. However, sufficient time should be allowed to insure that payment is received by the Agent on or prior to the fifth business day preceding the dividend payment date.

     12) How may optional cash payments be made?


     An optional cash payment may be made when enrolling in the Plan by enclosing a check made payable to Merchants Bancshares, Inc. with the Authorization Form. Thereafter, optional cash payments may be made quarterly through the use of optional cash payment forms attached to statements of account sent by the Agent to participants. Varying amounts of money may be sent each quarter, and there is no obligation to make an optional cash payment for each or any quarterly dividend payment date.

     Each optional cash payment made by a Participant must be at least $25, and such cash payments cannot, in any one quarter, exceed a total of $2,500 for any Participant.

     13) Under what circumstances will optional cash payments be returned?

     Optional cash payments will be refunded if a written request for refund is received by the Agent at least three business days prior to the dividend payment date on which the cash payment otherwise would have been invested.

Report to Participants
     14) What kind of reports will be sent to Participants in the Plan?

     A Participant will receive a statement of account as soon as practicable following each purchase of shares for his or her account. Shares purchased for the account of a Participant will be recorded in book entry rather than certificate form, and therefore shares held by the Plan for the account of a Participant are sometimes referred to as the Participant's
"book entry shares". Statements of account issued by the Plan are a continuing and permanent record of current account activity and the cost of purchases, and should be retained for income tax purposes. In addition, Participants will continue to receive copies of all communications sent to holders of the corporation's common Stock, including Quarterly Reports, the Annual Report, Notice of Annual Meeting, Proxy Statement and the information needed to report dividend income for Federal income tax purposes.

Dividends

     15) Will Participants be credited with dividends on shares held in their accounts under the Plan?

     Yes. Cash dividends on all shares of Common Stock, including fractional shares, credited to a Participant's account under the Plan, whether such shares were purchased with reinvested dividends or with optional cash payments, will be automatically reinvested in additional shares of Common Stock.

Certificates For Shares
     16) Will certificates be issued for shares purchased?


     Certificates for shares of Common Stock purchased under the Plan will not be issued unless requested by the Participant. The shares will be recorded in book entry form and will be shown on the Participant's statement of account. This feature of the Plan protects against loss, theft or destruction of stock certificates.

     A certificate for any number of whole shares credited to a Participant's account will be issued upon the Participant's written request to the Agent at the address set forth in answer to Question 6. Dividends on such withdrawn shares will continue to be reinvested in the case of a Participant who has elected the Full Dividend Reinvestment Option, but will be mailed to a Participant who has elected either the Partial Dividend Reinvestment Option or the Optional Cash Payments alternative, until termination of participation or change in the Participant's method of participation.

     Book entry shares credited to the account of a Participant may not be pledged or assigned. A Participant wishing to pledge book entry shares must first request that certificates be issued in his or her name.

     Certificates for fractional shares will not be issued under any circumstances.

     17) May Participants send certificates for shares of the Corporation's Common Stock held in their possession to the Agent for safekeeping?

     Yes. Participants in the Plan may send certificates for shares of the Corporation's Common Stock held in their possession to the Agent for safekeeping at no cost. A Certificate Deposit Form is available from the Agent at the address stated in answer to Question 6. It should be returned to the Agent with any certificates sent for safekeeping. Such certificates should not be endorsed. A receipted copy of the Form will be returned for the Participant's records.

     Shares represented by certificates ("certificate shares") sent to the Agent for safekeeping in a Participant's Plan account will be treated in the same manner as book entry shares purchased for that Plan account.

     18) In whose name will certificates be registered when issued to Participants?

     Accounts for Participants will be maintained in the Participants' names as shown on the Corporation's records at the time they enter the Plan. Consequently, when issued at a Participant's request, certificates for full shares will be registered in the account name.

Termination of Participation

     19) How does a Participant terminate participation in the Plan?


     A Participant may terminate participation in the Plan, by written notification to the Agent at the address set forth in answer to Question 6.

     Upon termination, a Participant will receive a stock certificate for the number of full shares held in his or her account under the Plan, plus a check for the proceeds from the sale of any fractional share. The cash payment for the sale of the fractional share will be based on the average of the closing bid and asked prices as quoted by NASDAQ for the last five trading days preceding the date on which the termination request is received by the Agent.

     20) When may a Participant terminate participation in the Plan?

     A participant may terminate participation in the Plan at any time.

     If a request to terminate is received before the record date for a dividend, any cash dividend paid on that dividend payment date will be mailed to the Participant by check.

     If a request to terminate is received on or after the record date for a dividend, any cash dividend paid on that dividend payment date will be reinvested for the account of a Participant according to his or her original instructions. Any optional cash payment sent to the Agent prior to the request for termination will be invested unless return of the amount is expressly requested in the request for termination and the request for termination is received at least two business days prior to the dividend payment date. The request for termination will then be processed as prompty as possible following such date.

     All subsequent dividends will be paid to the record holder by check unless the shareholder re-enrolls in the Plan, which may be done at any time.

     21) What are the income tax consequences of participation in the Plan?

     The reinvestment of dividends does not relieve a Participant of any income tax which may be payable on such dividends. The Agent will report to Participants for tax purposes the dividends credited to their accounts on Form 1099.

     For further information as to the tax consequences of participation in the Plan, shareholders should consult with their own tax advisors.

Other Information
     22) What happens when a Participant sells or transfers all of the certificate shares registered in his or her name?

     If a Participant disposes of all certificate shares registered in his or her name, the dividends on book entry shares credited to the participant's account under the Plan will continue to be reinvested, subject to the Participant's right to terminate participation in the Plan at any time.

     However, if a Participant has only a fractional share of stock credit to his or her account under the Plan on the record date for any cash dividend on Common Stock, the Corporation may terminate the account. The Participant will receive a check for the proceeds from the sale of the fractional share plus the amount of the cash dividend on the fraction. The cash payment for the sale of the fractional share will be based on the closing bid and asked price as quoted on NASDAQ for the last five trading days preceding the date on which the termination request is received by the Agent.

     A Participant may not make optional cash payments under the Plan after he or she ceases to be the record holder of any Common Stock.

     23) What happens when a Participant sells or transfers some, but not all, of the shares the Participant holds in certificate form?

     If a Participant who has elected the Full Dividend reinvestment Option sells or transfers a portion of the certificate shares registered in his or her name, the Agent will continue to reinvest all dividends paid on the Participant's remaining shares.

     If a Participant who has elected the Partial Dividend Reinvestment Option sells or transfers a portion of the certificate shares registered in his or her name, the Agent will continue to reinvest dividends on the Participant's remaining certificate shares up to the dollar amount originally specified.

     24) What happens if the Corporation issues a stock dividend?

     Any dividend payable in stock distributed by the Corporation on book entry shares credited to a Participant's account under the Plan, or on certificate shares registered in a Participant's name, will be credited to the Participant's account in book entry form.

     25) How will shares be credited to a Participant's account if the Corporation declares a stock split?

     Any split shares distributed by the Corporation on book entry shares credited to a Participant's account under the Plan will be credited in book entry form to the Participant's Plan account. Any split shares distributed by the Corporation on certificate shares registered in a Participant's name will also be credited in book entry form to the Participant's Plan account.


    26) What happens if the Corporation has a rights offering?

     In a rights offering Participants will receive rights based upon the total number of whole shares they own; that is, the total number of certificate shares registered in the Participant's name and the total number of whole shares held in book entry form in the Participant's Plan account.

     27) How will a Participant's book entry shares be voted at stockholders' meetings?

     Whole shares held in book entry form under the Plan for a Participant will be voted as the Participant directs.

     Proxy cards will be sent to Participants in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. A proxy will apply to all certificate shares registered in a Participant's name, if any, as well as to all whole book entry shares credited to a Participant's account under the Plan and, if properly signed, will be voted in accordance with the instructions that are given on the proxy card.

     As in the case of non-participating stockholders, if no instructions are indicated on a properly signed and returned proxy card, all of the Participant's whole shares - certificate and book entry shares - will be voted in accordance with the recommendations of the Corporation's management. If the proxy card is not returned or is returned unsigned or improperly signed, none of the shares covered by such proxy card will be voted unless the shareholder votes in person at the meeting.

     Fractional shares will not be voted.

     28) What are the responsibilities of the Corporation and the Agent under the Plan?

     Neither the Corporation nor the Agent will be liable under the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate an account upon the death of a Participant, the prices at which shares are purchased for Participant accounts, the times when purchases are made, or fluctuation in the market value of the Corporation's stock.

     Neither the Corporation nor the Agent can assure Participants of a profit or protect Participants against a loss on shares purchased by Participants under the Plan.

     Neither the Corporation nor the Agent shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with this Plan, nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan.

     The terms and conditions of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of Delaware. The Corporation reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

     29) May the Plan be changed or discontinued?

     While the Corporation hopes to continue the Plan indefinitely, it reserves the right to amend, modify, suspend or terminate the Plan at any time. Notice of any material amendment or modification shall conclusively be deemed to be accepted by a Participant unless prior to the effective date thereof, the Agent receives written notice of the termination of the Participant's account.

     Upon termination of the Plan, any uninvested optional cash payments will be returned, a certificate for whole shares credited to a Participant's account under the Plan will be issued, and a cash payment will be made for any fraction of a share credited to a Participant's account. The cash payment for the fractional share will be based on the average closing bid and asked prices as quoted on NASDAQ for the last five trading days preceding the date on which the Plan is terminated.

     How may stockholders obtain answers to other questions regarding the Plan?

     Any additional questions should be addressed to:

State Street Bank & Trust Company
Boston EquiServe, Servicing Agent for
Merchants Bancshares, Inc.
Dividend Reinvestment Plan
P.O. Box 8200
Boston, MA  02266-8200
(800) 426-5523


USE OF PROCEEDS

     The Corporation does not know the number of shares that will be sold under the Plan, or the prices which will be paid for such shares, so it is not possible to estimate the total proceeds to the Corporation from the sales of the shares. The Corporation intends to add any proceeds to its general funds, and to make such proceeds available for general corporate purposes.

DESCRIPTION OF COMMON STOCK


     The authorized capital stock of the Corporation consists of 4,700,000 shares of $0.01 par value Common Stock. As of the date of this Prospectus, 4,434,620 shares of the Corporation's stock are issued and outstanding. Additional shares of the Corporation's stock are expected to be issued in the future for the Dividend Reinvestment Plan to which this Prospectus relates, and for the Bank's 401(k) Plan. Shares may also be issued in the future to raise additional capital for such corporate uses as acquisitions, although there are no present plans to issue stock for any such purposes.

     Holders of the Corporation's Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor. Stockholders are entitled to one vote for each whole share on any matter voted upon at any stockholders' meeting. The issued and outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to the Plan will be, fully paid and nonassessable. The stockholders are not entitled to preemptive rights. In the event of liquida-tion of the Corporation, stockholders would be entitled to share ratably in the assets available for distribution.

EXPERTS


     The Consolidated Financial Statements and Schedules incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

VALIDITY OF OFFERED COMMON STOCK

The validity of the Common Stock offered hereby will be passed upon by Bingham, Dana & Gould, LLP, 150 Federal Street, Boston, MA 02110.


	INDEMNIFICATION

     The Corporation's Certificate of Incorporation states that the Corporation shall indemnify directors and officers and may indemnify employees and agents of the Corporation for liabilities incurred in connection with the performance of their duties for the Corporation, to the extent permitted by Delaware law. Delaware law generally permits indemnification for a broad but not unlimited range of activities undertaken on behalf of the Corporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

	INTEREST OF EXPERTS AND COUNSEL

     Neither any accountant named in this Prospectus nor counsel employed by the Corporation in connection with registration of the securities to which this prospectus relates, was employed for such purpose on a contingent basis. Nor will any accountant so named or counsel so employed receive as compensation in connection herewith substantial interest, direct or indirect, in the Corporation or any of its subsidiaries. The Corporation's accountants and counsel, and their partners and employees may, however, be shareholders of the Corporation, and as shareholders, would be entitled to participate in the Plan on the same terms as any other Plan participants.



1




	PART II

	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The Corporation anticipates that expenses of issuance and distribution of the securities to which this Registration Statement relates will be limited to legal and accounting fees incurred in connection with the preparation of the Registration Statement, the filing fee for registration of the Common Stock, and the costs of printing and mailing the prospectus to the security holders. The Corporation estimates that legal and accounting fees will be approximately $5,000.00.

Item 15. Indemnification of Directors and Officers:

The Delaware General Corporation law provides:

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses (including attorney's fees), judgements, fines and or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.


(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settment actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the coporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

	8 Del.C. Sec. 145

Delaware's Corporation law also provides that a corporation's certificate of incorporation may contain:

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer to a member of the governing body of a corporation which is not authorized to issue capital stock.

	8 Del.C.  Sec.102(7)

The Certificate of Incorporation of Merchants Bancshares, Inc., provides as follows:

Eleventh: The Corporation shall indemnify each director and officer of the Corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the Corporation, his heirs, executors, administrators and all other persons whom the Corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent permitted by law (a) against all expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with any appeal therein, or otherwise; and no provision to this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation law of the State of Delaware or any other law not or hereafter in effect.

The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust of other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

Twelfth: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this provision shall not eliminate the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Twelfth shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of this amendment or repeal.

____________________

     The Corporation has purchased and has had in effect directors' and officers' liability insurance to insure the Corporation against any loss occurring by reason of the foregoing provisions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant) is asserted by such directors, officers or controlling person in connection with the securites being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits

The following exhibits are part of this Registration Statement:

4.1 Merchants Bancshares, Inc. Dividend Reinvestment and Stock Purchase Plan.
4.2 Card for Optional Cash Payments
5	Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.
23.1 Consent of Bingham, Dana & Gould LLP (included in Exhibit 5).
23.2 Consent of Arthur Andersen LLP.
24	Power of Attorney (included on the signature pages of the Registration
Statement).


Item 17 - Undertakings
(A) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by whose paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) 	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.





SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on this 21st day of January, 1997.

MERCHANTS BANCSHARES, INC.


       /s/ Joseph L. Boutin
By:  ______________________
        Joseph L. Boutin, President

       /s/ Janet P. Spitler
        ______________________
        Janet P. Spitler, Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on January 21, 1997.

MERCHANTS BANCSHARES, INC.


/s/ Raymond C. Pecor, Jr.
---------------------
Raymond C. Pecor, Jr.
Chairman of the Board

/s/ Joseph L. Boutin
---------------------
Joseph L. Boutin
President and CEO


/s/ Peter A. Bouyea
---------------------
Peter A. Bouyea
Director


---------------------
Charles A. Davis
Director

/s/ Jeffrey L. Davis
--------------------
Jeffrey L. Davis
Director


----------------------
Dudley H. Davis
Director


/s/ Michael G. Furlong
----------------------
Michael G. Furlong
Director


/s/ Thomas F. Murphy
--------------------
Thomas F. Murphy
Director


/s/ Leo O'Brien, Jr.
--------------------
Leo O'Brien, Jr.
Director


/s/ Patrick S. Robins
---------------------
Patrick S. Robins
Director


--------------------
Benjamin F. Schweyer
Director


/s/ Robert A. Skiff
----------------------
Robert A. Skiff
Director


/s/ Janet P. Spitler
--------------------
Janet P. Spitler
Vice President and Treasurer

EXHIBIT 4.2

MERCHANTS BANCSHARES, INC.                  Please enroll my account in the
         		                                 Plan as indicated below.
DIVIDEND REINVESTMENT AND COMMON            See reverse side for explanation.)
STOCK PURCHASE PLAN                         Check one box only.
AUTHORIZATION FORM
                          __ FULL DIVIDEND REINVESTMENT - I wish to reinvest all dividends for this account. I may also make optional cash payments.
                          __ PARTIAL DIVIDEND REINVESTMENT -
                          I wish to reinvest $________ of dividends for this
                           account.
                          I may also make optional payments.
                          __ OPTIONAL CASH PAYMENTS ONLY - I wish to make only optional payments to the Plan.

                          Signature________________________________
                          (Please sign exactly as name(s) appear at left.)

                          Signature _______________________________
                          (All owners must sign.)

NOTE:  THIS IS NOT A PROXY             Date _______________Telephone No.________





INVESTMENT OPTIONS UNDER THE PLAN

FULL DIVIDEND REINVESTMENT - The dividends on all Merchants shares for this account as well as dividends on shares credited to your account under the Plan will be reinvested to purchase Merchants common shares. You may also make optional payments of $25 or more at any time. The total of all optional payments may not exceed $2,500 per quarter.

PARTIAL DIVIDEND REINVESTMENT - Less than the total amount of dividends on Merchants shares for this account may be reinvested. For example, if you wish to have only $30 of your total amount of dividends reinvested each quarter, fill in that amount in the space provided. $30 of your total dividends will be reinvested to purchase shares and the remainder of total dividends will be mailed to you. Dividends on shares credited to your account under the Plan will be reinvested to purchase common shares. You may also make optional payments of $25 or more at any time. The total of all optional payments may not exceed $2,500 per quarter.

OPTIONAL CASH PAYMENTS ONLY - You may make optional cash payments of $25 or more at any time without reinvesting dividends on the shares you hold. The total of all optional payments may not exceed $2,500 per quarter. Dividends on shares purchased with optional payments will be reinvested to purchase Merchants common shares.

     Your participation in the Plan is subject to the terms set forth in the accompanying brochure. You may terminate participation in the Plan at any time by written notice to Merchants Bancshares, Inc.
     Please address all inquiries concerning the Plan to Merchants Bancshares, Inc., Dividend Reinvestment Plan, Boston EquiServe, Servicing Agent, P.O. Box 8200, Boston, MA 02266-8200.
     Do not return this form unless you intend to participate in the Plan. If the card is signed but no box is checked, you will be enrolled under the Full dividend Reinvestment Option.






EXHIBIT 5

January 21, 1997

Merchants Bancshares, Inc.
164 College Street
Burlington, VT  05401

	Re:  Registration Statement on Form S-3
	        Under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

     We have acted as counsel for Merchants Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission on or about January 21, 1997 (the "Registration Statement").

     The Registration Statement covers the registration of 300,000 shares (the "Shares") of common stock, $0.01 par value per share of the Company ("Common Stock"), that may be sold pursuant to the company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     We have reviewed the corporate proceedings taken by the Company with respect to the authorization of the Plan. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates, and other documents as we have deemed necessary or appropriate to enable us to express the opinions rendered hereby. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original form, and the legal competence of each individual executing any document.

     Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. This opinion is limited solely to the Delaware General Corporation Law as applied by courts located in Delaware, to the extent that it may apply to or govern the transactions that are the subject of this opinion.

     The opinions set forth below are conditioned upon the adoption by the Company at the next meeting of the stockholders of the Company of an amendment to its Certificate of Incorporation providing for an increase in the number of authorized shares of Common Stock. To the extent that such amendment is not adopted by the stockholders of the Company, the opinions set forth below would apply only to those outstanding Shares which are purchased by State Street Bank and Trust Company, as Agent for the Plan, from stockholders of the Company for use in the Plan.

     Based upon and subject to the foregoing, we are of the opinion that:

1. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

2. The Shares, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


							Very truly yours,




							BINGHAM, DANA & GOULD LLP









EXHIBIT 23.2

JANUARY 21, 1997


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merchants Bancshares, Inc.,

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 25, 1996 incorporated by reference in the Form 10-K of Merchants Bancshares, Inc. for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 21, 1997